SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Rollins Environmental Services, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 31, 1997

                            ------------------------

TO THE HOLDERS OF COMMON STOCK:

     PLEASE TAKE NOTICE that the 1997 Annual Meeting of Shareholders of ROLLINS ENVIRONMENTAL SERVICES, INC., a Delaware corporation, will be held on the First Floor, 1209 Orange Street, Wilmington, Delaware, on Friday, January 31, 1997 at 9:00 A.M. (Eastern Standard Time) for the following purposes:

          1. To elect three Class III Directors to the Board of Directors;

          2. To take action on a Shareholder Proposal; and

          3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Proxy Statement dated December 20, 1996 is attached.

     The Board of Directors has fixed the close of business on December 13, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the Annual Meeting. If you cannot be present in person, please sign and date the enclosed proxy and promptly mail it in the enclosed return envelope which requires no United States postage. Any shareholder giving a proxy has the right to revoke it any time before it is voted.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                   MICHAEL B. KINNARD, Secretary

Dated: Wilmington, Delaware
       December 20, 1996

                            ------------------------

        YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO UNITED STATES POSTAGE.

                                PROXY STATEMENT

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 31, 1997

                            ------------------------

     The information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Shareholders to be held on January 31, 1997 (the "Annual Meeting") is submitted to the shareholders for their information.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of ROLLINS ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Company"). Proxies solicited hereby are to be voted at the Annual Meeting or at any adjournment thereof.

     The mailing address for the Company's principal executive office is P.O. Box 2349, Wilmington, Delaware 19899. This Proxy Statement and the form of proxy were first sent to the Company's shareholders on December 20, 1996.

     A form of proxy is enclosed. Each proxy submitted will be voted as directed but, if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors as Class III Directors and against the shareholder proposal described herein.

     The solicitation of proxies will be by mail. It may be that further solicitation of proxies will be made by telephone, telegram or interview with some shareholders of the Company, following the original solicitation. All such further solicitations are expected to be made by regular officers and employees of the Company, who will not be additionally compensated therefor, or its Transfer Agent. The Company will bear the entire cost of all such solicitations, which will be nominal and include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.

     Each shareholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person, whether or not such shareholder has previously given a proxy.

                                 CAPITAL STOCK

     The outstanding capital stock of the Company on December 13, 1996 consisted of 60,375,811 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on December 13, 1996, the record date for determining shares entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The holders of a majority of the issued and outstanding Common Stock constitute a quorum at any meeting of shareholders and the affirmative vote of a majority of the shares present is required for shareholder approval, except for certain proposals to amend the Restated Certificate of Incorporation which require the affirmative vote of the holders of a majority of all outstanding Common Stock for approval. Other amendments to the Restated Certificate of Incorporation concerning: (a) special meetings of shareholders; (b) amendments to the by-laws; (c) provisions relating to the Board of

Directors; and (d) certain business transactions, when not approved by a majority of the Board of Directors, require the affirmative vote of 75% of the shares then entitled to be voted for approval.

     As of October 31, 1996, three persons were known to the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company. The name and address of each such person, together with the number of shares owned and the percentage of outstanding shares that ownership represents and information as to Common Stock ownership of the Named Executives identified in the Summary Compensation Table and the officers and directors of the Company as a group (according to information received by the Company) are set forth below:


                                                             NUMBER OF SHARES
                                                               AND NATURE OF
 TITLE OF                                                       BENEFICIAL         PERCENT OF
   CLASS       NAMES AND ADDRESSES OF BENEFICIAL OWNERS        OWNERSHIP(1)           CLASS
-----------  --------------------------------------------  ---------------------  -------------
Common       John W. Rollins                                       3,697,576              6.1%
             One Rollins Plaza
             Wilmington, DE 19803
Common       State of Wisconsin                                    5,966,800              9.9%
             Investment Board
             P.O. Box 7842
             Madison, WI 53707
Common       The Crabbe Huson Special Fund, Inc.                   5,963,400(2)           9.9%
             and The Crabbe Huson Group, Inc.
             121 S.W. Morrison, Suite 1400
             Portland, OR 97204
Common       John V. Flynn, Jr.                                       20,000               --
             One Rollins Plaza
             Wilmington, DE 19803
Common       John W. Rollins, Jr.                                    166,125               .3%
             One Rollins Plaza
             Wilmington, DE 19803
Common       Henry B. Tippie                                       1,270,000              2.1%
             One Rollins Plaza
             Wilmington, DE 19803
Common       Frank H. Minner, Jr.                                     30,725               .1%
             117 Willow Glen Drive
             Kennett Square, PA 19348
Common       All Directors and Officers as a Group                 5,315,288              8.8%
             (11 persons)

------------------

(1) As to officers and directors, owned directly and of record.
(2) The Crabbe Huson Special Fund, Inc. and The Crabbe Huson Group, Inc. ("Crabbe Huson") is a registered investment advisor. In its capacity as an investment advisor, Crabbe Huson has discretionary authority to dispose of or to vote shares that are under its management. As a result, Crabbe Huson may be deemed to have beneficial ownership of such shares. Crabbe Huson does not, however, have any economic interest in the shares. Crabbe Huson's clients are the actual owners of the shares.

                                PROXY ITEM NO. 1
                             ELECTION OF DIRECTORS

     At the Annual Meeting, three individuals are to be elected to serve as Class III Directors for a term of three years and until the election and qualification of their successors. Five other individuals serve as directors but are not standing for re-election because their terms as directors extend past the Annual Meeting pursuant to provisions of the Company's Restated Certificate of Incorporation which provides for the election of directors for staggered terms. Directors elected at the commencement of the term of a given Class serve a three year term.

     Unless a shareholder WITHHOLDS AUTHORITY, the proxy holders will vote FOR the election of the persons named below to serve as directors. Although the Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as a director at the time of the election, unless the shareholder WITHHOLDS AUTHORITY, the proxies will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

     The name and age of each of the nominees, his principal occupation, the period during which he has served as a director, together with the number of shares of Common Stock beneficially owned by him, directly or indirectly, and the percentage of outstanding shares that ownership represents, all as of the close of business October 31, 1996 (according to information received by the Company), are set forth below. Similar information is also provided for those directors whose terms expire in future years.


                                                                                                    SHARES OF     PERCENT OF
          NAMES OF                          PRINCIPAL                   SERVICE AS                    COMMON      OUTSTANDING
          NOMINEES                        OCCUPATION(1)                  DIRECTOR          AGE       STOCK(2)       SHARES
----------------------------  --------------------------------------  ---------------  -----------  ----------  ---------------
Class III (Term Expires 2000)

Nicholas Pappas               Vice Chairman of the Board; Former      1991 to date             66      100,170(3)           .2%
                              President and Chief Operating Officer

John W. Rollins               Chairman of the Board and Chief         1982 to date             80    3,697,576(5)          6.1%
                              Executive Officer; Chairman of the
                              Board and Chief Executive Officer,
                              Rollins Truck Leasing Corp.*; Chairman
                              of the Board, Dover Downs
                              Entertainment, Inc.*** (4)

Don C. Stansberry, Jr.        Attorney                                1996 to date             57        2,000            --

                                                                                                    SHARES OF     PERCENT OF
  NAMES OF DIRECTORS WHOSE                  PRINCIPAL                   SERVICE AS                    COMMON      OUTSTANDING
   TERMS HAVE NOT EXPIRED                 OCCUPATION(1)                  DIRECTOR          AGE       STOCK(2)       SHARES
----------------------------  --------------------------------------  ---------------  -----------  ----------  ---------------
Class I (Term Expires 1998)
William B. Philipbar, Jr.     Retired; Former Chief Executive         1978 to 1980             71       27,692            --
                              Officer, President and Vice Chairman    1982 to date
                              of the Board
William L. Medford            Physician                               1996 to date             54           --            --
Class II (Term Expires 1999)
Patrick J. Bagley             Vice President-Finance and Treasurer    1993 to date             49        1,000            --
                              of Rollins Truck Leasing Corp.*; Vice
                              President-Finance and Treasurer and
                              Director, Matlack Systems, Inc.**
John W. Rollins, Jr.          Senior Vice Chairman of the Board;      1978 to 1980             54      166,125(6)           .3%
                              President, Chief Operating Officer and  1982 to date
                              Director, Rollins Truck Leasing
                              Corp.*; Chairman of the Board, Matlack
                              Systems, Inc.** (4)
Henry B. Tippie               Chairman of the Executive Committee;    1982 to date             69    1,270,000(7)          2.1%
                              Chairman of the Executive Committee
                              and Vice Chairman of the Board,
                              Rollins Truck Leasing Corp.*; Chairman
                              of the Executive Committee and
                              Director, Matlack Systems, Inc.**;
                              Chairman of the Board and Chief
                              Executive Officer, Tippie Services,
                              Inc. (Management Services); Vice
                              Chairman of the Board, Dover Downs
                              Entertainment, Inc.***

------------------
  * Rollins Truck Leasing Corp. is engaged in the business of truck leasing.
 ** Matlack Systems, Inc. is engaged in the business of bulk trucking.
*** Dover Downs Entertainment, Inc. operates a multi-purpose gaming and entertainment complex.
(1) Except as otherwise stated, the nominees and directors have held the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following individuals also serve on the board of directors of the following companies: John W. Rollins, Jr., Dover Downs Entertainment, Inc.; William B. Philipbar, Jr., Matlack Systems, Inc. and Rollins Truck Leasing Corp.; John W. Rollins, Rollins, Inc., Matlack Systems, Inc., RPC Energy Services, Inc. and FPA Corp.; Henry
    B. Tippie, Rollins, Inc. and RPC Energy Services, Inc.; Nicholas Pappas, CHEMFAB Corporation, Yenkin Majestic Paint Co. and Nova Corp.; Patrick J. Bagley, Dover Downs Entertainment, Inc.
(2) All shares are owned directly and of record.
(3) Does not include 10,450* shares held by his wife.
(4) John W. Rollins is the father of John W. Rollins, Jr.
(5) Does not include 182,749* shares held by his wife or 101,975* shares held by his wife as Custodian for his minor children.
(6) Does not include 191,737* shares held as Co-Trustee and 6,191* shares held by his wife.
(7) Does not include 968,689* shares held as Co-Trustee, 26,000* shares held as Trustee, 23,000* shares owned by his wife, 21,000* shares held by his wife as Trustee for his children, or 30,000* shares owned by a partnership over which Mr. Tippie has sole voting power.
------------------
* The Messrs. Rollins, Tippie and Pappas disclaim any beneficial interest in these holdings.

                                PROXY ITEM NO. 2
                              SHAREHOLDER PROPOSAL

     The following proposal was submitted by California Public Employees' Retirement System, P.O. Box 942701, Sacramento, California 94229-2701, which is the owner of approximately 143,700 shares of Common Stock of the Company:

     "RESOLVED, that the stockholders of Rollins Environmental Services, Inc. ("the Company") recommend that the Board of Directors take steps necessary to amend the Company's by-laws to require that, at the earliest practical date, a majority of the Board be comprised of Independent Directors. For purposes of this proposal, the stockholders further recommend that the term "Independent Director" mean a director who:

       (i) has not been employed by the Company in an executive capacity within the last five years;

       (ii) is not, and is not affiliated with a company that is, an advisor or consultant to the Company, or a significant customer or supplier of the Company;

      (iii) has no personal services contract(s) with the Company;

      (iv) is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

       (v) within the last five years, has not had any business relationship with the Company that the Company has been required to disclose under the Securities and Exchange Commission disclosure regulations;

      (vi) is not employed by a public company at which an executive officer of the Company serves as a director;

      (vii) has not had a relationship described in (i) through (vi) above with any affiliate of the Company; and

     (viii) is not a member of the immediate family of any person described in
            (i) through (vii) above.

     The shareholders further recommend that this provision, after adoption by the Board, may only be amended by the affirmative vote of the holders of the outstanding common stock of the Company."

     The following statement has been submitted by the proponent in support of the proposal:

     "How important is the Board of Directors? As a trust fund with over 100,000 shares of the Company's stock, held for the benefit of our 1,000,000 fund participants, the California Public Employees' Retirement System (CalPERS) believes that the Board is of paramount importance. Through this proposal, we seek to promote strong, objective leadership on the Board.

     The benefits of independent directors are generally well accepted. A November 1992 survey of 600 directors of Fortune 1,000 corporations, conducted by Directorship and endorsed by the Business Roundtable, found that 93 percent believed that a majority of the Board should be composed of outside, independent directors. A majority also believed that the nominating committee should consist entirely of outside independent directors. We agree.

     The Company's Board is currently comprised of eight directors. Of these, six also serve in some capacity with other companies formed by this Company's founder (i.e., Rollins Truck Leasing and/or Matlack Systems, Inc.). We are concerned that these inter-locking positions raise the potential for conflicts of interests. We believe that the best way to ensure that this Company's shareholders are always considered first is to instill independence -- independence from the other Rollins companies, and independence from their founder.

     Help us send a message to this Board. Please VOTE FOR THIS PROPOSAL."

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE REASONS SET FORTH BELOW:

     "The Board opposes the Shareholder Proposal. The Board believes that this Proposal loses sight of the primary objective in Board composition. Directors should be chosen on the basis of their qualifications and ability to exercise sound business judgment. The Board understands and appreciates the contribution that independent directors make, but does not believe that the composition of the Board should be determined on the basis of arbitrary quotas such as those suggested in this Proposal.

     Further, the Board believes, contrary to the proponent's assertion, that the Board has significant independent representation. Presently, three persons on the Board have never been employed by the Company nor are they related in any manner to any executive officer of the Company. They are Patrick J. Bagley, William L. Medford, Jr., M.D., F.A.C.S., and Don C. Stansberry, Jr., Esquire. Another Director, William B. Philipbar, Jr., while formerly employed by the Company, left active service more than ten years ago.

     Therefore, it is the opinion of the Board that four of the eight Directors are independent of the Company's management. The New York Stock Exchange, on which the Common Stock is listed, requires that all listed companies have at least two outside directors. Rollins Environmental Services, Inc.'s Board exceeds this requirement by a significant degree. Accordingly, the Board believes that imposition of additional constraints on the director selection process beyond the recognized corporate governance standards embraced by the New York Stock Exchange is both unnecessary and unwarranted.

     Some Members of the Board are active in the management of the Company and have significant stockholdings in the Company, totalling in excess of 5,300,000 shares. The Board believes that when Board Members have a significant personal investment in the Company it is beneficial to the Company and that their interest is directly in line with those of all other shareholders of the Company.

     FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE SHAREHOLDER PROPOSAL WHICH IS DESIGNATED AS ITEM NO. 2 ON THE ENCLOSED PROXY."

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors held four regularly scheduled meetings during fiscal year 1996. All members of the Board attended each meeting.

     Audit Committee. The Audit Committee consists of Patrick J. Bagley, Chairman, and William B. Philipbar, Jr. The Audit Committee held two meetings during the last fiscal year. The Committee's functions include consulting with the Company's independent public accountants concerning the scope and results of the audit, reviewing the evaluation of internal accounting controls and inquiring into special accounting-related matters.

     Executive Committee. The Executive Committee consists of Henry B. Tippie, Chairman, John W. Rollins and John W. Rollins, Jr. The Executive Committee held three meetings during the last fiscal year. The Executive Committee has the power to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of the by-laws of the Company. The Executive Committee performs all of the functions of a compensation committee of the Board of Directors.

     Stock Option Committee. The Stock Option Committee consists of Henry B. Tippie, Chairman, and John W. Rollins. The Stock Option Committee held three meetings during the last fiscal year. The Stock Option Committee administers the Company's outstanding Stock Option Plans including the granting of options to various employees of the Company and its subsidiaries.

     The Company does not have a nominating committee of the Board of Directors.

                            DIRECTORS' COMPENSATION

     Directors who are not full-time employees of the Company or any of its subsidiaries are each paid an annual retainer for Board service of $10,000 and an attendance fee of $750 for each Board of Directors or committee meeting attended.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 9 shall not be incorporated by reference into any such filings.

           REPORT OF THE EXECUTIVE AND STOCK OPTION COMMITTEES OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     During fiscal year 1996, the members of the Executive Committee of the Board of Directors held primary responsibility for determining executive compensation levels.

     The Company is engaged in a highly competitive industry. As a consequence, the Company views its ability to attract and retain qualified executives as the cornerstone of its future success. In order to accomplish this objective, the Company has endeavored to structure its executive compensation in a fashion that takes into account the Company's operating performance and the individual performance of the executive. Of necessity, this analysis is subjective in nature and not based upon a structured formula. The factors referred to above are not weighted in an exact fashion.

     Pursuant to the above compensation philosophy, the total annual compensation of executive officers of the Company is made up of one or more of three elements. The three elements are salary, an annual incentive compensation package and, in some years, grants of stock options.

     The salary of each executive officer is determined by the Executive Committee. As previously stated, in making its determinations the Executive Committee gives consideration to the Company's operating performance for the prior fiscal year and the individual executive's performance.

     The annual incentive compensation package for executive officers is developed by the Chief Operating Officer of the Company prior to the end of each fiscal year. It is based upon a performance formula for the ensuing fiscal year. That performance formula and incentive package is then reviewed by the Executive Committee and is either accepted, amended or modified. None of the members of the Board of Directors participate in the incentive program.

     Awards under the Company's Stock Option Plan are purely discretionary, are not based upon any specific formula, and may or may not be granted in any given fiscal year. Grants are made under the Plan and the Plan is administered by disinterested directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock options, the Stock Option Committee gives consideration to the overall performance of the Company and the performance of individual employees.

                                CEO COMPENSATION

     The CEO's compensation is determined by the Executive Committee. As is the case with respect to the Named Executives, the CEO's compensation is based upon the Company's operating performance and his individual performance. The decision of the Executive Committee is, however, very subjective and is not based upon any specific formula or guidelines. The CEO does not participate in the deliberations of the Executive Committee when his salary is determined. Neither the CEO nor any other member of the Executive Committee participates in any Company incentive program. The CEO has never received a Stock Option from the Company.


                                             Executive Committee
                                             Henry B. Tippie, Chairman
                                             John W. Rollins
                                             John W. Rollins, Jr.

                                             Stock Option Committee
                                             Henry B. Tippie, Chairman
                                             John W. Rollins

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that during its fiscal year ended 1996 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            COMMON STOCK PERFORMANCE

     The following graph reflects a comparison of the cumulative total shareholder return on the Company's common stock for the five year period commencing October 1, 1991 through September 30, 1996, with the cumulative return of the S&P Composite 500 Index and an index of peer companies selected by the Company consisting of companies engaged in the industrial waste disposal industry. In addition to the Company, the 1996 peer group includes Clean Harbors, Inc. and Philip Environmental, Inc. For the fiscal year ended September 30, 1995, the peer group included the Company, Clean Harbors, Inc. and Horsehead Resource Development Inc. As the stock of Horsehead Resource Development Inc. is no longer publicly traded, the 1995 peer group, as presented here for comparative purposes, consists only of the Company and Clean Harbors, Inc. The graph assumes that the value of an investment in the Company's common stock and each index was 100 at September 30, 1991 and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on the Company's common stock.

                  IN PRINTED DOCUMENT CHART WAS INSERTED HERE.
                             THE PLOT POINTS FOLLOW.

                                                                                     YEARS
                                                        ----------------------------------------------------------------
                                                          1991       1992       1993       1994       1995       1996
                                                        ---------  ---------  ---------  ---------  ---------  ---------
Rollins Environmental Services, Inc...................        100        107         59         60         48         27
1996 Peer Group.......................................        100        103         59         57         50         48
1995 Peer Group.......................................        100        103         59         58         44         26
S&P 500...............................................        100        111        125        130        169        203
Assumes $100 invested on October 1, 1991

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors serve on the Company's Executive Committee: John W. Rollins, John W. Rollins, Jr. and Henry B. Tippie. Each is an employee of the Company, but none participate in the deliberations of the Executive Committee with respect to his own compensation. Henry B. Tippie serves on the Compensation Committees of Rollins, Inc. and RPC Energy Services, Inc. John W. Rollins, John
W. Rollins, Jr. and Henry B. Tippie are members of the Executive Committees of Rollins Truck Leasing Corp. and Matlack Systems, Inc. The Executive Committee of each of these two Companies performs the functions of a Compensation Committee. John W. Rollins and Henry B. Tippie serve on the Compensation Committee of Dover Downs Entertainment, Inc.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended September 30, 1994, 1995 and 1996, of those persons who were, at September 30, 1996, (i) the Chairman and Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary exceeded $100,000 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                                                 -------------------------------------
                                                                                          AWARDS
                                                  ANNUAL COMPENSATION            ------------------------    PAYOUTS
                                        ---------------------------------------   RESTRICTED      STOCK    -----------
                                                                 OTHER ANNUAL        STOCK      OPTIONS/      LTIP        ALL OTHER
          NAME AND                       SALARY       BONUS        COMP. (2)       AWARDS(3)      SARS       PAYOUTS    COMPENSATION
     PRINCIPAL POSITION     YEAR (1)        $           $              $               $            #           $             $
-----------------------    -----------  ---------  -----------  ---------------  -------------  ---------  ----------- -------------
John W. Rollins               1996       180,000       -0-          --               -0-             -0-      -0-          -0-
Chairman of the               1995       300,000       -0-          --               -0-             -0-      -0-          -0-
Board and CEO                 1994       315,000       -0-          --               -0-             -0-      -0-          -0-

John V. Flynn, Jr.            1996       401,981       -0-          --               -0-          18,000      -0-          -0-
President and COO             1995       287,500       -0-          --               -0-          54,000      -0-          -0-

John W. Rollins, Jr.          1996       180,000       -0-          --               -0-          18,000      -0-          -0-
Senior Vice                   1995       300,000       -0-          --               -0-          18,000      -0-          -0-
Chairman of the               1994       315,000       -0-          --               -0-          10,200      -0-          -0-
Board

Henry B. Tippie               1996       180,000       -0-          --               -0-             -0-      -0-          -0-
Chairman-Executive            1995       300,000       -0-          --               -0-             -0-      -0-          -0-
Committee                     1994       315,000       -0-          --               -0-             -0-      -0-          -0-

Frank H. Minner, Jr.          1996       169,520       -0-          --               -0-          15,000      -0-          -0-
Group Vice President-
Finance,Treasurer & CFO



------------------
(1) Fiscal years ending September 30.
(2) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.
(3) No awards have ever been made.

        OPTION AND STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted in the fiscal year ending September 30, 1996 to each of the Company's Named Executives. Employees of the Company and its subsidiaries are eligible for stock option grants based on individual performance. The Company did not issue any stock appreciation rights. The table also sets forth the hypothetical gains that would exist for the options at the end of their eight-year terms, assuming compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on the market price on the grant date.

                                                         INDIVIDUAL GRANTS(1)
                                          --------------------------------------------------      POTENTIAL REALIZABLE VALUE
                                                      % OF TOTAL                               AT ASSUMED ANNUAL RATES OF STOCK
                                                        OPTIONS                                     PRICE APPRECIATION FOR
                                                      GRANTED TO                                        OPTION TERM (2)
                                           OPTIONS     EMPLOYEES     EXERCISE                 -----------------------------------
                                           GRANTED     IN FISCAL       PRICE     EXPIRATION       0%
      NAME                                   (#)         YEAR         ($/SH)        DATE          --          5%          10%
----------------------------------------  ---------  -------------  -----------  -----------               ---------  -----------
John V. Flynn, Jr.                           18,000          5.3%    $   2.875     12/03/03       --       $  24,708  $    59,181
John W. Rollins, Jr.                         18,000          5.3%    $   2.875     12/03/03       --       $  24,708  $    59,181
Frank H. Minner, Jr.                         15,000          4.4%    $   2.875     12/03/03       --       $  20,590  $    49,317
All employees as a group (3)                341,200        100.0%    $    2.25     10/03/03       --       $ 472,931  $ 1,132,753
                                                                            to           to
                                                                        $3.875      2/04/04

------------------
(1) Options were granted on December 4, 1995 to Messrs. Flynn, Rollins and
    Minner.
(2) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of the options providing for termination of the option following termination of employment, nontransferability or phased-in vesting. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.
(3) Based on 25,200 options granted October 4, 1995 at an exercise price of $3.875, 291,000 options granted December 4, 1995 at an exercise price of $2.875 and 25,000 options granted February 5, 1996 at an exercise price of $2.25.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

     The following table summarizes option exercises during fiscal year 1996 by the Company's Named Executives, and the value of the options held by such persons as of September 30, 1996. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

                                                                                                    VALUE OF
                                                                    NUMBER OF                     UNEXERCISED
                                                                   UNEXERCISED                    IN-THE-MONEY
                                                                    OPTIONS AT                     OPTIONS AT
                           SHARES ACQUIRED       VALUE              FY-END (#)                     FY-END ($)
        NAME (1)           ON EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(3)
------------------------  -----------------  -------------  --------------------------  --------------------------------
John V. Flynn, Jr.                   --                --         9,000        63,000            -0-              -0-
Frank H. Minner, Jr.                 --                --         4,200        36,000            -0-              -0-
John W. Rollins, Jr.                 --                --        93,300           -0-            -0-              -0-
Henry B. Tippie                      --                --        47,100           -0-            -0-              -0-

------------------
(1) John W. Rollins has never been granted any Incentive Stock Options.
(2) The value of the Company's common stock on September 30, 1996 was $2.75 per share.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     There were no Long-Term Incentive Plan Awards to the Named Executives during fiscal year 1996.

                             DEFINED BENEFIT PLANS

     The Company's Pension Plan is a non-contributory qualified employee defined benefit plan. All full-time employees of the Company are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.5% of an employee's annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.25% of earnings up to covered compensation, as that term is defined in the Plan, and 1.7% of earnings above covered compensation. Covered compensation includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

     The Company maintains a non-qualified, defined benefit plan, called the Excess Benefit Plan, which covers those participants of the Pension Plan whose benefits are limited by the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the amount of the benefit payable without limitation and the amount of the benefit payable under the Pension Plan.

     Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested after the completion of five years of credited service or, if earlier, upon reaching age 55. The maximum annual benefit under a qualified pension plan is currently $120,000 beginning at the Social Security retirement age (currently age 65).

     Annual pension benefit projections for the Named Executives assume: (a) that the participant remains in the service of the Company until age 65; (b) that the participant's earnings continue at the same rate as paid in the fiscal year ended September 30, 1996 during the remainder of his service until age 65; and (c) that the Plans continue without substantial modification. The estimated annual benefit at retirement for each of the following Named Executives of the Company is: John V. Flynn, Jr., $85,243; John W. Rollins, Jr., $87,608; Henry B. Tippie, $58,491; and Frank H. Minner, Jr., $5,127. John W. Rollins does not participate in the Pension Plan.

                                    AUDITORS

     The Board of Directors has not selected or recommended the name of an independent public accounting firm for approval or ratification by the shareholders. The Board of Directors believes that it will be in the best interests of the shareholders if it is free to make such determination based upon all factors that are then relevant.

     KPMG Peat Marwick LLP served as the Company's auditors for the fiscal year ended September 30, 1996. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement should such representative so desire. Such representative also will be available to answer questions raised orally.

     During the fiscal year ended September 30, 1996, KPMG Peat Marwick LLP's services rendered to the Company consisted of auditing the Company's financial statements. In this connection, KPMG

Peat Marwick LLP performed such tests of the Company's accounting records and other auditing procedures as were required by generally accepted auditing standards.

                             SHAREHOLDER PROPOSALS

     Appropriate proposals of eligible shareholders (an eligible shareholder must be a record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year) intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company no later than August 22, 1997 for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                 MISCELLANEOUS

     ON WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL SHAREHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR A COPY OF FORM 10-K SHOULD BE MADE IN WRITING AND ADDRESSED TO:


     FRANK H. MINNER, JR.
     GROUP VICE PRESIDENT - FINANCE AND TREASURER
     ROLLINS ENVIRONMENTAL SERVICES, INC.
     P.O. BOX 2349
     WILMINGTON, DELAWARE 19899


     THE COMPANY WILL CHARGE REASONABLE OUT-OF-POCKET EXPENSES FOR THE REPRODUCTION OF EXHIBITS TO FORM 10-K SHOULD A SHAREHOLDER REQUEST COPIES OF SUCH EXHIBITS.

     The Company's Annual Report for the fiscal year ended September 30, 1996 has been mailed to shareholders under separate cover.

     The Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                   MICHAEL B. KINNARD, Secretary

Wilmington, Delaware
December 20, 1996

                      ROLLINS ENVIRONMENTAL SERVICES, INC.

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

                   Friday, January 31, 1997, 9:00 A.M., E.S.T.

     The undersigned hereby constitutes and appoints John W. Rollins, Jr. and Michael B. Kinnard, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on January 31, 1997 at 9:00 A.M. Eastern Standard Time, First Floor, 1209 Orange Street, Wilmington, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated December 20, 1996, as follows:

                      (Mark only one box for each proposal)

1.   ELECTION OF DIRECTORS

     Nominees: Nicholas Pappas, John W. Rollins and Don C. Stansberry, Jr.
|_|  VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):
     ---------------------------------------------------------------------------

|_|  VOTE WITHHELD FROM all nominees.

     The Board recommends a vote "FOR" all the nominees listed.


2.   SHAREHOLDER PROPOSAL

|_|  FOR |_| AGAINST |_| WITHHOLDS AUTHORITY FROM VOTING

     The Board recommends a vote "AGAINST" this proposal.

3. At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

                                     (OVER)

                           (CONTINUED FROM OTHER SIDE)


     The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated December 20, 1996, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROLLINS ENVIRONMENTAL SERVICES, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR ITEM NO. 1 AND AGAINST ITEM NO. 2.
                         ---                -------
                  Please sign below, date and return promptly.


Signature(s) of Shareholder(s)

--------------------------------

--------------------------------


DATED: January , 1997


     Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.


NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.